UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2016

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed on July 25, 2016 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Outerwall Inc., a Delaware corporation (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of July 24, 2016 (the “Merger Agreement”), by and among Aspen Parent, Inc., a Delaware corporation (“Parent”), Aspen Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Outerwall Merger Sub”), Redwood Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Redbox Merger Sub”), the Company and Redbox Automated Retail, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Redbox”), pursuant to which, on September 27, 2016, Outerwall Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Outerwall Merger”), followed immediately thereafter by the merger of Redbox Merger Sub with and into Redbox (the “Redbox Merger” and together with the Outerwall Merger, the “Mergers”), with Redbox surviving as a wholly owned subsidiary of the Company, as the surviving corporation in the Outerwall Merger. Following the consummation of the Mergers, the Coinstar and Redbox businesses of the Company will be run independently with separate management. Parent, Outerwall Merger Sub and Redbox Merger Sub are affiliates of certain funds managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”).

Item 2.01.	Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, on August 5, 2016, Outerwall Merger Sub commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (“Shares”) for $52.00 per Share, net to the holders thereof, payable in cash (the “Offer Price”), without interest and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 5, 2016 (as amended or supplemented), and the related Letter of Transmittal.

The Offer and withdrawal rights expired at 12:00 midnight, New York City time, on September 22, 2016 (one minute after 11:59 p.m., New York City time, on September 22, 2016) (the “Expiration Time”). Computershare Trust Company, N.A., the depositary and paying agent in the Offer (the “Depositary and Paying Agent”), advised Apollo that, as of the Expiration Time, a total of 11,935,164 Shares had been validly tendered and not withdrawn pursuant to the Offer (excluding Shares tendered pursuant to guaranteed delivery procedures that had not yet been received, as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)), representing approximately 69.3% of the outstanding Shares.

As a result, all conditions to the Offer were satisfied and on September 23, 2016, Outerwall Merger Sub accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares was made on September 27, 2016 to the Depositary and Paying Agent, which will act as agent for tendering Company stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering Company stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer. The Depositary and Paying Agent also advised Apollo that, as of the Expiration Time, it received Notices of Guaranteed Delivery with respect to 1,279,801 additional Shares, representing approximately 7.4% of the outstanding Shares.

On September 27, 2016, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Outerwall Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent. At the effective time of the Outerwall Merger (the “Effective Time”), each outstanding Share (other than Shares owned by Outerwall as treasury stock, Shares owned by any direct or indirect wholly owned subsidiary of the Company or owned by Parent or Outerwall Merger Sub, in each case immediately before the Effective Time, and Shares owned by any Company stockholders who have properly exercised and maintained their appraisal rights under the DGCL) was canceled and converted automatically into the right to receive an amount in cash equal to the Offer Price (without interest and less any applicable tax withholding). Immediately following the Effective Time, Redbox Merger Sub was merged with and into Redbox, with Redbox surviving as a wholly owned subsidiary of the Company, as the surviving corporation in the Outerwall Merger.

The aggregate purchase price paid for all equity securities of the Company was approximately $895 million. The aggregate purchase price and related fees and expenses were funded by proceeds from debt financing, as well as by equity contributions from certain funds affiliated with Apollo.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on July 28, 2016, and is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Outerwall Merger, on September 27, 2016, the Company notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Outerwall Merger and requested that NASDAQ file with the SEC a notification on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Shares on NASDAQ was halted prior to the opening of trading on September 27, 2016 and suspended following the closing of trading on September 27, 2016. NASDAQ filed the Form 25 with the SEC on September 27, 2016. The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant

The information set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Acceptance Time. Upon the consummation of the Outerwall Merger, the Company became a wholly owned subsidiary of Parent.

In connection with the consummation of the Outerwall Merger, each of Nelson C. Chan, Jeffrey J. Brown, Nora M. Denzel, David M. Eskenazy, Ross G. Landsbaum, Erik E. Prusch and Robert D. Sznewajs resigned as directors of the Board of Directors of the Company (the “Company Board”) and from all committees of the Company Board on which such directors served, effective as of the Effective Time. On September 27, 2016, (i) pursuant to the Merger Agreement in connection with the consummation of the Outerwall Merger, the directors of Outerwall Merger Sub (the “Outerwall Post-Closing Directors”) became the directors of the Company in lieu of the Company’s existing directors and (ii) in accordance with the Company’s bylaws and Section 141(k) of the DGCL, following the Effective Time, Parent, as the sole stockholder of the Company, removed the Outerwall Post-Closing Directors and elected James H. Gaherity and Galen C. Smith to the Company Board, effective immediately.

Mr. Gaherity, 56, was elected President and CEO of the Company following the Effective Time. Prior to the Effective Time, Mr. Gaherity served as the Company’s President, Coinstar since March 2014. Previously, he served as Senior Vice President, World Wide Operations of the Company from February 2012 to March 2014. From March 2010 to February 2012, Mr. Gaherity served as the Company’s Vice President of North America Operations, from May 2006 to March 2010, as the Company’s Vice President of Regional Operations, and from April 2004 to May 2006, as the Company’s Director of U.S. Operations for Coinstar. Prior to joining the Company, Mr. Gaherity served in various management roles at The Brinks Company (a security services company) from 1988 to 2004.

Mr. Smith, 40, has served as Chief Financial Officer of the Company since April 2013 and following the consummation of the Redbox Merger became President and CEO of Redbox. Previously, he served as Senior Vice President of Finance of Redbox from May 2011 to March 2013. From January 2010 to May 2011, Mr. Smith served as the Company’s Corporate Vice President, Finance and Treasurer. From September 2009 to January 2010, he served as the Company’s Senior Director of Finance and Treasurer, and from June 2009 to August 2009, he served as the Company’s Director of Finance. Prior to joining the Company, Mr. Smith was an investment banker at Morgan Stanley & Co. (a global financial services firm) in the consumer and retail investment banking group from 2007 to 2009.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors; Election of Directors

The information in connection with the removal and election of directors set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Resignation of Officers

Effective upon the Effective Time, Erik E. Prusch resigned as the Company’s President and Chief Executive Officer.

Appointment of Officers

In connection with the consummation of the Mergers, James H. Gaherity was appointed President and CEO of the Company and Galen C. Smith became President and CEO of Redbox.

Biographical and other information with respect to Messrs. Gaherity and Smith set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events

On September 27, 2016, the Company and Apollo issued a press release announcing the closing of the transactions contemplated by the Merger Agreement. In addition, the Company issued a separate press release announcing certain operational and management changes at the Company following the consummation of the transactions contemplated by the Merger Agreement. Copies of these press releases are attached as Exhibit 99.1 and Exhibit 99.2 hereto and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 24, 2016, by and among Aspen Parent, Inc., Aspen Merger Sub, Inc., Redwood Merger Sub, Inc., Outerwall Inc. and Redbox Automated Retail, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Outerwall Inc. on July 28, 2016).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Joint Press Release of the Company and Apollo, dated September 27, 2016.

99.2	Press Release of the Company, dated September 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.
Date:	September 27, 2016
/s/ Galen C. Smith
		Name:	Galen C. Smith
		Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 24, 2016, by and among Aspen Parent, Inc., Aspen Merger Sub, Inc., Redwood Merger Sub, Inc., Outerwall Inc. and Redbox Automated Retail, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Outerwall Inc. on July 28, 2016).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Joint Press Release of the Company and Apollo, dated September 27, 2016.

99.2	Press Release of the Company, dated September 27, 2016.